Amended and Restated
By-Laws
of
Diamond Hill Funds
November 14, 2018

ARTICLE 1
Agreement and Declaration of Trust and Offices
1.1    Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of The Diamond Hill Funds, the Ohio business trust established by the Declaration of Trust (the "Trust").
1.2    Offices. The Trust may maintain one or more other offices, including its principal office, in or outside of Ohio, in such cities as the Trustees may determine from time to time. Unless the Trustees otherwise determine, the principal office of the Trust shall be located in Columbus, Ohio.
ARTICLE 2
Trustees
2.1    Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.
2.2    Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman, Chief Executive Officer, President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting. Such special meetings shall be held at such place or places within or outside the State of Ohio.
2.3    Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone, electronic mail or in person at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
2.4    Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
2.5    Participation by Telephone. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting except as otherwise provided by the Investment Company Act of 1940.
2.6    Action by Consent. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent of such action is signed by a majority of the Trustees then in office or a majority of the members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or such committee.
2.7    Compensation and Expenses. Trustees may, pursuant to resolution of the Board, be paid fees for their services, which fees may consist of an annual fee or retainer and/or fixed fees for attendance at meetings. In addition, Trustees may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as Trustees. Members of committees may be allowed like compensation and reimbursement.
2.8    Chairman of the Board. The Board of Trustees shall choose a Chairman of the Board from among the Trustees. The Chairman shall not be an officer of the Trust. The Chairman of the Board shall preside at all meetings of the Board of Trustees and of the shareholders at which the Chairman is present. The Chairman shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Trustees.
2.9    Powers. The Board may exercise all the powers of the Trust, except such as are by statute, the Declaration of Trust, or these By-Laws conferred upon or reserved to the shareholders. The Board shall keep full and fair accounts of its transactions. The Board will have the resources, including appropriate funding, and authority to discharge its responsibilities, including the authority to retain and compensate independent or special counsel and other experts or consultants.
2.10    Nomination of Independent Trustees. The selection and nomination of Trustees who are not 'interested persons' of the Trust, as such term is defined by the Investment Company Act of 1940, and the rules thereunder, shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

ARTICLE 3
Officers
3.1    Enumeration and Qualification. The officers of the Trust shall be a Chief Executive Officer, a President, a Treasurer, an Assistant Treasurer, if any, a Secretary, an Assistant Secretary, if any, a Chief Compliance Officer, and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may be, but none need be, a Trustee or shareholder. Any two or more offices may be held by the same person and any office (other than that of the Chief Compliance Officer) may be vacant from time to time.
3.2    Election. The officers shall be elected annually by the Trustees. The Chief Compliance Officer must be appointed by the Trustees, including a majority of the independent Trustees, as defined in the Investment Company Act of 1940 (the "Independent Trustees"). Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time, provided, however, that filling a vacancy in the office of Chief Compliance Officer must be approved by the Trustees, including a majority of the Independent Trustees.
3.3    Tenure. The officers shall hold office for one year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.
3.4    Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as an Ohio business corporation and such other duties and powers as the Trustees may from time to time designate.
3.5    Chief Executive Officer. The Chief Executive Officer shall exercise supervision over the business of the Trust and over its officers and shall perform all duties incident to the office of a chief executive officer of a Trust, and such other duties as from time to time, may be assigned by the Trustees.
3.6    President. The President shall exercise supervision over the business of the Trust and over its officers. Unless the Trustees otherwise provide, the President, or in the absence of the President, any Trustee chosen by the Trustees, shall preside at all meetings of the shareholders and of the Trustees when the Chairman is absent; and in general, shall perform all duties incident to the office of a president of a Trust, and such other duties, as from time to time, may be assigned by the Trustees or the Chief Executive Officer.
3.7    Treasurer and Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.
The Assistant Treasurer shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform other duties and have such other powers as the Board may from time to time prescribe.
3.8    Secretary and Assistant Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. The Secretary shall perform such other duties and have such other powers as may be designated from time to time by the Trustees or by the President.
The Assistant Secretary shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
3.9    Chief Compliance Officer. The Chief Compliance Officer of the Trust will be responsible for administering its compliance policies and procedures, shall have sufficient authority and independence within the organization to compel others to adhere to the compliance policies and procedures, shall report directly to the Board of Trustees, shall annually furnish a written report on the operation of the compliance policies and procedures to the Board of Trustees and shall perform such other duties as prescribed by the Board of Trustees.
3.10    Vice Presidents. The Vice President or Vice Presidents, at the request of the President, in the President's absence or during the President's inability or refusal to act, shall perform the duties and exercise the function of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Trustees, the Chairman of the Board, or the President.
3.11    Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause provided, however, that removal of the Chief Compliance Officer will require approval of a majority of the Trustees, including a majority of the Independent Trustees.. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.
ARTICLE 4
Committees
4.1    General. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee, Audit Committee, Nominating and Governance Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.
ARTICLE 5
Reports
5.1    General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.
ARTICLE 6
Fiscal Year
6.1    General. The fiscal year of the Trust shall be fixed by, and shall be subject to change by, the Trustees.
ARTICLE 7
Seal
7.1    General. If required by applicable law, the seal of the Trust shall consist of a flat-faced die with the word "Ohio", together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8
Execution of Papers
8.1    General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the Chief Executive Officer, President, any Vice President, or by the Treasurer and need not bear the seal of the Trust, but shall state the substance of or make reference to the provisions of Section 7.1 of the Declaration of Trust.
ARTICLE 9
Issuance of Share Certificates
9.1    Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.
The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice-President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.
9.2    Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.
9.3    Issuance of New Certificate to Pledgee. In the event certificates have been issued, a pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder, and entitled to vote thereon.
9.4    Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.
ARTICLE 10
Custodian
10.1    General. The Trust shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least Five Hundred Thousand ($500,000) Dollars as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust and upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.
ARTICLE 11
Dealings with Trustees and Officers
11.1    General. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which he is interested. Shares received by a Trustee as compensation for service on the Board of Trustees may not be sold or disposed of until the Trustee retires from, or otherwise discontinues service on, the Board of Trustees; provided, however, that the Board of Trustees may permit a Trustee to sell, transfer or dispose of such shares as are necessary to alleviate severe financial hardship to the Trustee resulting from an illness or accident to the Trustee or the Trustees' spouse, beneficiary(ies) or dependent(s); loss of the Trustees’ property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Trustee.

ARTICLE 12
Shareholders
12.1    Meetings. A meeting of the shareholders of the Trust shall be held whenever called by the Trustees, whenever election of a Trustee or Trustees by shareholders is required by the provisions of Section 16(a) of the Investment Company Act of 1940 for that purpose or whenever otherwise required pursuant to the Declaration of Trust. Any meeting shall be held on such day and at such time as the Chief Executive Officer, President, or the Trustees may fix in the notice of the meeting.
12.2    Record Dates. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or any part of such period.
ARTICLE 13
Amendments to the By-Laws
13.1    General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.
ARTICLE 14
Exclusive Forums
14.1    General. Unless the Trust consents in writing to the selection of an alternative forum, the courts of the State of Ohio sitting in Franklin County and the United States District Court for the Southern District of Ohio, Eastern Division shall, to the fullest extent permitted by law, be the sole and exclusive forums for (i) any action against the Trust, its Trustees or officers, its investment adviser or manager, or its transfer, shareholder servicing or similar agent related to, arising out of or concerning the Trust, its business or its operations (ii) any derivative action or proceeding brought on behalf of the Trust, (iii) any action asserting a claim of breach of any duty owed by any Trustee or officer or other employee of the Trust to the Trust or to the shareholders of the Trust, including, for purposes of this Article, record and beneficial owners, (iv) any action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust arising pursuant to any provision of Chapter 1746 of the Ohio Revised Code, the Declaration of Trust or these By-Laws, or (v) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these By-Laws (collectively, “Covered Actions”).
14.2    Consent to Jurisdiction. If any action within the scope of this Article is filed in a court other than the courts of the State of Ohio sitting in Franklin County or the United States District Court for the Southern District of Ohio, Eastern Division (a "Foreign Action") in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the courts of the State of Ohio sitting in Franklin County and the United States District Court for the Southern District of Ohio, Eastern Division in connection with any action brought in any such court to enforce this Article 14, and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder's counsel in the Foreign Action as agent for such shareholder.
14.3    Expenses. Except to the extent prohibited by applicable law, if any shareholder commences a Covered Action in any court other than the courts of the State of Ohio sitting in Franklin County or the United States District Court for the Southern District of Ohio, Eastern Division without the written consent of the Trust, then each such shareholder shall be obligated, jointly and severally, to reimburse the Trust and any Trustee or officer of the Trust made a party to such proceeding for the costs and expenses (including attorneys' fees) incurred by the Trust and any Trustee or officer of the Trust in connection with any successful motion to dismiss, stay or transfer such action on the basis of the failure to comply with this Article 14.